SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2002

Commission File No. 001-12392

NDCHealth Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	58-0977458 (IRS Employer Identification Number)

NDC Plaza, Atlanta, Georgia (Address of principal executive offices)	30329-2010 (Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None
(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

On May 28, 2002, NDCHealth Corporation acquired a controlling interest in TechRx Incorporated, a systems and technology provider to pharmacies, and selected assets of ScriptLINE, a leading provider of pharmacy network editing services, from ArcLight Systems, LLC.

TechRx is a leading provider of pharmacy software that automates the prescription fulfillment process. TechRx systems provide pharmacy customers with an integrated solution for in-store operations, centralized processing and connectivity to payers and physicians.

Previously a minority shareholder, we acquired a controlling interest in TechRx through the purchase of stock for an additional investment of approximately $52 million, consisting of approximately $40 million in cash and approximately $12 million in unregistered shares of our common stock. Consideration paid for our increased interest in TechRx was determined by the enterprise value of TechRx and verified as appropriate with an independent fairness opinion. The agreement also provides us the right to acquire the remaining interest in TechRx in May 2003. The purchase price for the balance of the TechRx equity outstanding will be determined by a formula based on achievement of specific operating milestones and financial objectives, and ranges from approximately $100 million to $200 million.

As we are now the controlling shareholder, TechRx’s results will be consolidated into our financial statements going forward. TechRx was previously accounted for under the cost method. Due to our additional investment in TechRx, Accounting Principles Board Opinion No. 18 requires TechRx to be treated as if we had accounted for TechRx as an equity investment since the inception of our initial investment. Accordingly, our financial statements will be retroactively adjusted as if we had used the equity method rather than the cost method during previous periods.

ScriptLINE provides value-added edits for healthcare claims which enhance the profitability of pharmacies. ScriptLINE complements our existing pharmacy network services business and expands the comprehensive suite of edits to the combined pharmacy customer bases of both organizations. We intend to integrate ScriptLINE into our existing pharmacy network platform to provide for efficient processing, customer support, and product development operations. The selected assets of ScriptLINE were purchased from ArcLight for cash consideration of approximately $81 million. Consideration paid for these assets was determined by an asset valuation and verified as appropriate with an independent fairness valuation.

Of the approximately $121 million total cash outlay for the TechRx and ScriptLINE transactions, $91 million was financed through a revolving credit facility provided by a bank syndication group led by SunTrust Robinson Humphrey Capital Markets with the remainder provided by our existing cash reserves.

1

Item 7.    Financial Statements and Exhibits

Audited financial statements for TechRx Incorporated and pro forma financial information for the TechRx acquisition, as required by item 7, will be filed by amendment not later than 60 days after the required filing date of this report.

When used in this report, and the exhibits hereto, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions and statements that are necessarily dependent on future events are intended to identify forward-looking statements concerning the Company’s business operations, economic performance and financial condition. These include, but are not limited to, statements regarding the Company’s business strategy and means to implement the strategy, the Company’s objectives, the amount of future capital expenditures, the likelihood of the Company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services, the ability to consummate and integrate acquisitions, and the expected benefits and prospects for acquisitions and alliances. For such statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. Such statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies that are subject to change. Actual revenues, revenue growth and margins will be dependent upon all such factors and results subject to risks related to the implementation of changes by the Company, the failure to implement changes, customer acceptance of such changes or lack of change. Actual results of events could differ materially from those anticipated in the Company’s forward-looking statements as a result of a variety of factors, including: (a) those set forth in the Company’s Annual Report on Form 10-K for the period ended May 31, 2001 which are incorporated herein by this reference; (b) those set forth elsewhere herein; (c) those set forth from time to time in the Company’s press releases and reports and other filings made with the Securities and Exchange Commission; and (d) those set forth from time to time in the Company’s analyst calls and discussions. In addition, the Company is currently unable to assess the impact, if any, on its financial performance that may result from the economic effects of the September 11, 2001 or any future terrorist attacks on the United States. The Company cautions that such factors are not exclusive. Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward-looking or other statements or to publicly release the results of any revisions of such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation (Registrant)

By:	/s/ DAVID H. SHENK
David H. Shenk Vice President & Corporate Controller (Chief Accounting Officer)

Date:    June 11, 2002

3